UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 to Current Report on Form 8-K/A is being filed to include as an exhibit a corrected press release that was released on May 9, 2016.  This corrected press release replaces the press release that was released earlier on May 9, 2016.

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2016, Inogen, Inc. (the “Company”) issued a corrected press release announcing its financial results for the first quarter ended March 31, 2016.  The correction related solely to the table in the section entitled “Reconciliation of U.S. GAAP to Other Non-GAAP Financial Information – Non-GAAP Adjusted net income” in which Net income and Adjusted net income (non-GAAP) were corrected as follows:

Reconciliation of U.S. GAAP net income to non-GAAP net income Financial Information
(unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
Non-GAAP Adjusted net income	2016	2015
Net income	$2,365	$1,572
Non-GAAP adjustments:
Tax benefit adjustments	—	—
Adjusted net income (non-GAAP)	$2,365	$1,572

Net income and Adjusted net income (non-GAAP) were correctly reported elsewhere in the press release, and this correction does not change any other amounts or information reported in the earlier May 9, 2016 press release.  The full text of the corrected press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

The information furnished in this Current Report under Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release, dated May 9, 2016, (corrected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  May 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 9, 2016, (corrected).